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                                                                 EXHIBIT 10.5(c)

                              Consulting Agreement


        This Consulting Agreement (this "Agreement") is entered into as of June 18, 1999, between Mendel Mochkin, and individual ("Consultant") and I.T. Technology, Inc., a Delaware corporation (the "Company") with respect to the following:

                                    RECITALS

        A. The Company has entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Stampville.Com, Inc. ("Stampville"), dated as of June 18, 1999, relating to the acquisition by the Company of equity interests in Stampville, all as described in the Stock Purchase Agreement.

        B. Consultant has assisted the Company in its negotiation of the Stock Purchase Agreement and has agreed to render additional services in connection with the Company's investment in Stampville.

        NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows:

        1. Consulting and Management Services. Consultant agrees to render services to the Company by serving, at the Company's discretion, in an active executive position of Stampville representing the Company's interests (the "I.T. Representative") until terminated by the Board of Directors or the decision of the Company to replace Consultant as the I.T. Representative. Subject to the rights of termination set forth below, it is the intent of the parties that Consultant act as the I.T. Representative until the consummation of the Stage Three investment contemplated in the Stock Purchase Agreement.

        2. Term. The term of this Agreement (the "Term") shall commence upon June 18, 1999, and shall terminate thirty (30) days after the delivery of written notice of termination by the Company or by Consultant, for any reason, with or without cause. Except as set forth in Section 3, below, upon termination, the Company shall have no further obligations to Consultant in the event it elects to terminate Consultant's Consulting Services at any time.

        3. Compensation. In consideration for entering into this Agreement performing the Consulting Services, the Consultant and the Company agree that Consultant shall be compensated as follows:

                  (a) Issuance of Shares. Concurrently herewith, Consultant shall receive One Hundred Fifty Thousand (150,000) shares of the Company's par value $0.001 common stock (the "Common Stock"). Further, upon the consummation of the Final Stage Three Closing, as defined in the Stock Purchase Agreement, the Consultant shall receive an additional One Hundred Fifty Thousand (150,000) shares of Common Stock. In addition, if the total consideration for the Series C Common Stock required to be paid by the Company is zero (0), Consultant shall receive


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an additional Two Hundred Thousand (200,000) shares of Common Stock upon the consummation of the Stage Three Closing.

                  (b) Stampville.com, Inc. In addition to the foregoing issuance of shares, Consultant shall be entitled to receive the following consideration:

                        (i) Upon the completion of the Final Stage One Closing, Consultant shall receive one-half (1/2) share of Series A Common Stock;

                        (ii) Upon the completion of the Final Stage Two Closing, Consultant shall surrender the one- half (1/2) share of Series A Common Stock issued pursuant to Section 3(b)(i) above and receive one share of Series B Common Stock; and

                        (iii) Upon the completion of the Final Stage Three Closing, Consultant shall receive one share of Series C Common Stock.

The foregoing transfer shall be subject to the consent of Stampville and the shareholders of Stampville, and the execution and delivery of any documentation required by Stampville, including but not limited to the Shareholders Agreement entered into by the shareholders of Stampville.

                  (c) Effect of Termination.

                        (i) If the Company terminates the Agreement other than for cause, Consultant shall be entitled to the compensation set forth in this Paragraph 3.

                        (ii) If the Consultant terminates this Agreement for any reason, or if the Company terminates this Agreement for cause, Consultant shall forfeit any right to any compensation not yet earned pursuant to this paragraph 3.

                        (iii) No shares of stock of either the Company or of Stampville shall be deemed earned until issued, and Consultant shall not be entitled to any such shares, nor any rights as a shareholder of the Company or Stampville, until such time as the shares have been issued to Consultant and unless this Agreement is in force on the date of issuance.

        4. Independent Contractor. Consultant shall, at all times, render the Consulting Services pursuant to this Agreement as an independent contractor and not as an employee, agent or servant of the Company, nor shall Consultant be deemed, by reason of this Agreement or the services performed pursuant hereto, to be an employee of the Company for purposes of withholding, employee payroll taxes, contributions, pensions or otherwise. Consultant shall pay or withhold all such taxes and contributions and shall, at the request of the Company, provide the Company with evidence of compliance with this paragraph.

        5. No Benefits. Except as expressly set forth herein, Consultant shall not as a result of the Management Services to be rendered by him pursuant to this Agreement, be eligible to receive and/or participate in any of the employee benefits available to employees of the Company, including, without limitation, health or life insurance or benefits, vacation pay, severance pay or bonus pools.



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        6. Confidentiality and Proprietary Information. Consultant agrees that:

                  (a) Consultant shall not at any time (during or after the term of this Agreement) disclose or use, except in pursuit of the business of the Company with the Company's permission, any Proprietary Information of the Company acquired during the term of this Agreement. For purposes of this Agreement the phrase "Proprietary Information" means all information which relates to the business of the Company, Stampville and any affiliate of the Company, such as patents, patent applications, technical date, product development, software, equipment modifications, capacities, trademarks, copyrights, trade secrets, secret processes, proprietary know-how, business strategies, information of the Company's business (including the business of its affiliates), costs, pricing, personnel, suppliers, marketing plans, and identity of suppliers or customers or accounting procedures of the Company. Proprietary Information shall not include, however, information which is publicly available or becomes so in the future without restriction; information which is rightfully received by Consultant from third parties and is not accompanied by secrecy obligations; information which is independently developed by Contractor; or information approved for release or disclosure by the Company in writing. Notwithstanding the foregoing, Consultant shall promptly advise the Company in writing of any information received by Consultant from third parties and not accompanied by secrecy obligations and information which is independently developed by Contractor which, absent such conditions, would be Proprietary Information. Consultant agrees not to remove from the premises of the Company except in the pursuit of business of the Company any document, record or other information of the Company. Consultant recognizes that all such documents, records or other information, whether developed by Consultant or by someone else for the Company are the exclusive property of the Company; and

                  (b) The sale or unauthorized use or disclosure of any Proprietary Information by any means whatsoever and any time before, during or after Consultant's services to the Company hereunder shall constitute unfair competition. Consultant agrees that Consultant shall not engage in unfair competition either during the time Consultant is engaged as an independent contractor by the Company or at any time thereafter.

        7. Ownership. Consultant hereby acknowledges that all of the Proprietary Information and materials are and shall continue to be the exclusive proprietary property of the Company, whether or not prepared in whole or in part by Consultant and whether or not disclosed to or entrusted to the custody of Consultant. Consultant further hereby acknowledges that all Proprietary Information and materials (to which Consultant has had access or which Consultant has learned during Consultant's employment or to which Consultant shall hereafter have access or which Consultant shall hereafter learn), have been disclosed to Consultant solely by virtue of Consultant's employment with Company and solely for the purpose of assisting Consultant in performing Consultant's duties for the Company.

        8. Nondisclosure and Nonuse. Consultant hereby agrees that Consultant will not, either during the course of his employment with Company or at any time thereafter, disclose any Proprietary Information or materials of Company, in whole or in part, to any person or entity, for any reason or purpose whatsoever, unless Company shall have given its written consent to disclosure. Consultant further agrees that Consultant shall not, either during the course of



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Consultant's employment with Company or at any time thereafter, use in any manner other than for and in the course of Consultant's furtherance of Company for Consultant's own purposes or for the benefit of any other person or entity except Company, whether such use consists of the duplication, removal, oral use or disclosure or the transfer of any unauthorized use in whatever manner, unless Company shall have given its prior written consent to such use.

        9. New Developments. Consultant hereby further agrees that during the course of Consultant's Consulting Services, Consultant will promptly disclose to Company any and all improvements, inventions, developments, discoveries, innovations, systems, techniques, ideas, processes, programs and other things which may be of assistance to Company, whether or not patentable or copyrightable, relating to or arising out of any development, services or products of, or pertaining to in any manner, the business of Company, and made or conceived by Consultant, or alone or with others, who are employed by Company or other independent contractors engaged by the Company (collectively referred to hereinafter as the "New Developments"). Consultant further agrees that all New Developments shall be and remain the sole and exclusive property of Company and that Consultant shall, upon the request of Company, and without further compensation, do all lawful things reasonably necessary to insure Company's ownership of such New Developments including without limitation the execution of any necessary documents assigning and transferring to Company and its assigns all of Consultant's rights, title and interest in and to such New Developments, and the rendering of assistance in execution of all necessary documents required to enable Company to file and obtain patents or copyrights in the United States and foreign countries on any of such New Developments.

        10. Surrender of Material Upon Termination of Agreement. Consultant hereby agrees that, upon termination of this Agreement, for whatever reason and whether voluntary or involuntary, or at any time at the request of Company, Consultant will immediately surrender to Company all of the property and other things of value in Consultant's possession, or in the possession of any person or entity under Consultant's control, including without limitation all personal notes, drawings, manuals, documents, photographs, or the like, and copies thereof, relating directly or indirectly to any Proprietary Information or materials or New Developments, or relating directly or indirectly to the business of Company.

        11. Solicitations of Employment. During or after the Term, Consultant hereby agrees not to induce or attempt to induce any person who, at the time of termination of Consultant's employment, was an officer, director, Consultant, principal or agent of Company, or any of its affiliated companies, to leave his or her employment, agency, directorship or office with Company.

        12. Warranties and Representations of Consultant. Consultant hereby represents and warrants to the Company and covenants and agrees with the Company as follows:

                  (a) THE SECURITIES ISSUED AND OFFERED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND ANY SALE OF SUCH SECURITIES IS SUBJECT TO COMPLIANCE WITH, OR THE AVAILABILITY OF EXEMPTIONS FROM COMPLIANCE WITH, THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS INSTRUMENT DOES NOT CONSTITUTE AN OFFER OR



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SOLICITATION TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION
MAY NOT LAWFULLY BE MADE. TRANSFER OF THIS INSTRUMENT AND THE SECURITIES OFFERED HEREBY IS RESTRICTED AS PROVIDED HEREIN.

                  (b) Consultant acknowledges that no registration statement under the 1933 Act or under any state securities law has been filed and that the Company has no obligation to file such a registration statement in the future with respect to the any shares of Common Stock or interests in Stampville that may be acquired by Consultant.

                  (c) Consultant warrants and represents that all securities acquired pursuant to this Agreement are and will be acquired and held by Consultant for Consultant's own account, for investment purposes only, and not with a view towards the distribution or public offering thereof or with any present intention of reselling or distributing the same at any particular future time.

                  (d) Consultant agrees not to sell, transfer or otherwise voluntarily dispose of any shares of Common Stock or any interests in Stampville unless (i) there is an effective registration statement under the 1933 Act covering the proposed disposition and compliance with governing state securities laws, (ii) Consultant delivers to the Company, at Consultant's expense, a "no-action" letter or similar interpretative opinion, satisfactory in form and substance to the Company, from the staff of each appropriate securities agency, to the effect that such shares may be disposed of by Consultant in the manner proposed, or (iii) Consultant delivers to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed disposition is exempt from registration under the 1933 Act and governing state securities laws.

                  (e) Consultant acknowledges and consents to the appearance of a restrictive legend, in substantially the following form, on any securities issued pursuant to this Agreement:

                        NOTICE: RESTRICTIONS ON TRANSFER

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF EXCEPT UPON SATISFACTION OF CERTAIN CONDITIONS. INFORMATION CONCERNING THESE RESTRICTIONS MAY BE OBTAINED FROM THE CORPORATION. ANY OFFER OR DISPOSITION OF THESE SECURITIES WITHOUT SATISFACTION OF SAID CONDITIONS WILL BE WRONGFUL AND WILL NOT ENTITLE THE TRANSFEREE TO REGISTER OWNERSHIP OF THE SECURITIES WITH THE CORPORATION.

                  (f) Consultant agrees not to sell, transfer or otherwise dispose of the Common Stock or the interests in Stampville, except as specifically permitted by this Agreement and any applicable securities laws.

        13. Warranties and Representations of the Company.



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                  (a) The Company is a corporation duly organized, validly
existing and in good standing under the laws of the State of Delaware.

                  (b) The issuance of Shares to Consultant has been duly authorized by all requisite corporate action on the part of the Company.

                  (c) No consents, approvals or permits are required to be obtained from any third person, other than those which may be required under applicable securities laws, before the issuance of Common Stock.

        14. Procedures Upon Permitted Transfer. Before any sale, transfer or other disposition of any of the shares of Common Stock acquired hereby Consultant agrees to give written notice to the Company of his or her intention to effect such disposition. The notice must describe the circumstances of the proposed transfer in reasonable detail and must specify the manner in which the requirements of Section 12(d) above will be satisfied in connection with the proposed disposition. After (a) legal counsel to the Company has determined in good faith that the requirements of Section 12(d) will be satisfied and (b) Consultant has executed such documentation as may be necessary to effect the proposed disposition, the Company will, as soon as practicable, transfer such Shares in accordance with the terms of the notice. Any stock certificate issued upon such transfer will bear a restrictive legend, in the form set forth in
Section 12(e) of this Agreement, unless in the opinion of the Company's legal counsel such legend is not required. Compliance with the foregoing procedures is in addition to compliance with any separate requirements applicable to Consultant under the Certificate or otherwise.

        15. Noncompetition. Except as to prior or existing engagements and further work with respect thereto by Consultant, during the term of this Agreement, Employee will not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of the Company.

        16. Remedies. Without acknowledging the amount, nature or extent of possible damages in the event of a breach, prior to the actual occurrence of such breach, Consultant hereby acknowledges and agrees that the services rendered by Consultant to Company, and the information disclosed to Consultant during and by virtue of Consultant's employment, are of a special, unique and extraordinary character, and the breach of any provision of the Agreement will cause Company irreparable injury and damage, and consequently Company shall be entitled, in addition to all other remedies available to it, to injunctive and equitable relief to prevent a breach of this Agreement, or any part of it, and to secure the enforcement of this Agreement.

        17. Modification of Agreement. It is agreed that this Agreement may be modified only by an express agreement between Consultant and Chief Executive Officer of Company, and that any such modification must be in writing and signed.

        18. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any


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other such instrument. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. The parties agree that there is separate consideration for each provision of this Agreement and that all of the provisions of this Agreement are severable.

        19. Entire Agreement. This Agreement is intended to set forth the entire agreement regarding Consultant's position as an independent contractor with the Company and cannot be changed or terminated orally. This Agreement supersedes all prior negotiations or agreements, whether oral or written, regarding the terms and conditions of Consultant's position as an independent contractor with the Company (including but in no way limited to compensation and duration).

        20. No Waiver. No waiver by any party hereto of a breach of any provision of this Agreement shall constitute a waiver of any preceding or succeeding breach of the same or any other provision hereof.

        21. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without reference to its rules regarding conflicts of laws.

        22. Non-Assignability by Consultant. This Agreement, and Consultant's rights and obligations hereunder, may not be assigned by Consultant. The Company may assign its rights, together with its obligations, hereunder to any affiliate, provided that the obligations of the Company hereunder shall be binding on its successors or assigns.

        IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first above written.


"Company"                         I.T. Technology, Inc., a Delaware corporation


                                  By   /s/ HENRY HERZOG
                                    ------------------------------------
                                  Its President


"Consultant"                      /s/ MENDEL MOCHKIN
                                  --------------------------------------
                                  Mendel Mochkin



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THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "SECURITIES ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE ISSUER, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, THAT THE PROPOSED DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

                                     OPTION

     This OPTION (the "Option") is granted as of the 8th day of December, 1999 by I.T. Technology, Inc., a Delaware corporation (the "Issuer"), to Cheski (Jonathan) Malamud ("Holder").


                                    RECITAL

     In consideration for Holder's agreement to serve as a senior executive officer of the Issuer's subsidiary, Stampville.com, Inc., the Issuer has agreed to issue to Holder, Options, permitting the Holder purchase of One Million Six Hundred Thousand (1,600,000) shares of the Common Stock of the Issuer (subject to adjustment pursuant to Section 13 below) on the terms and conditions set forth below (collectively, the "Option Shares").

                                   AGREEMENT

     NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Issuer and Holder agree as follows:

     1.   GRANT OF OPTION.

     The Issuer hereby grants to Holder the right and option (the "Option"), upon the terms and subject to the conditions set forth in this Option, to purchase the Option Shares, at a per share exercise price equal to $1.25 per share (the "Exercise Price").

     2.   TERM OF OPTION.

     The Option shall terminate and expire at 5:00 p.m., New York time, on the fifth (5th) anniversary of the date which is the "Vesting Date", as defined in
Section 3(a) below (the "Option Expiration Date").

     3.   VESTING OF OPTION.

     (a) No portion of the Option will be exercisable until the occurance of both of the following: